EXHIBIT (16)(b)

SEGALL BRYANT & HAMILL MID CAP FUND
PROXY FOR A SPECIAL MEETING OF
SHAREHOLDERS ON DECEMBER 28, 2004

This proxy is solicited on behalf of the Board of Trustees of Advisors Series Trust (the “Trust”), for use at a Special Meeting of Shareholders to be held on December 28, 2004 at 2:00 p.m. (Eastern Time) in the offices of Reserve Management Company, Inc., 1250 Broadway, 32nd Floor, New York, New York 10001, and at any adjournment thereof, regarding the proposal with respect to the Segall Bryant & Hamill Mid Cap Fund (the “Fund”).

The undersigned hereby appoints Bruce R. Bent II, Arthur T. Bent III and David Gareis and each of them, attorneys and proxies of the undersigned each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, and at any adjournment or adjournments thereof, to vote all of the shares of beneficial interest of the Fund which the undersigned is entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and to exercise all of the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE COMBINED PROSPECTUS/PROXY STATEMENT DATED NOVEMBER 19, 2004.

YOUR VOTE IS IMPORTANT.
IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Date:___________________, 2004

Signature (Joint Owners) (Sign in the Box)

Please sign exactly as name appears herein. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If the shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Please fill in one of the boxes as shown using black or blue ink or number 2 pencil.    [X]
PLEASE DO NOT USE FINE POINT PENS.

This proxy will be voted as specified below with respect to the action to be taken on the following proposal. In the absence of any specification, this proxy will be voted “FOR” the proposal. This proxy will be voted in the designated proxy holder’s discretion as to other matters that come before the Special Meeting.

The Board of Trustees of the Trust unanimously recommends that you vote FOR the proposal.

PROPOSAL 1
To approve the Agreement and Plan of Reorganization providing for the exchange of all of the assets and liabilities of the Fund for newly issued Class I shares of the Hallmark Mid-Cap Growth Fund, a series of the Hallmark Equity Series Trust. The shares so received will be distributed to shareholders of the Fund and the Fund will be terminated as soon as practicable thereafter.	TRUSTEES RECOMMEND	FOR	AGAINST	ABSTAIN
	FOR	[ ]	[ ]	[ ]

PLEASE SIGN AND DATE ON THE REVERSE SIDE.